Exhibit 99.1

BSQUARE Expands and Extends Ford Telematics Competency Center

Bellevue, Wash., – February 9, 2011 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected devices, today filed a Form 8-K announcing the expansion and extension of its Telematics Competency Center with Ford Motor Company (Ford). The Competency Center was established under an agreement signed between BSQUARE and Ford on June 29, 2010 and provides new feature and software development and testing services supporting the creation of next generation in-vehicle infotainment (IVI) solutions for the MyFord TouchTM product.

As a result of a contract amendment signed between the parties on February 6, 2011, the committed Competency Center staff size in 2011 was doubled and the agreement for BSQUARE to provide development and testing support services was extended until December 30, 2011.

“This expansion of the Competency Center enables BSQUARE to provide enhanced testing and development services for one of our key automotive industry clients. The Center is one way BSQUARE is continuing to support and collaborate with Ford to bring best-in-class IVI solutions to market,” said Brian Crowley, chief executive officer for BSQUARE.

BSQUARE is the lead product development partner and system integrator for MyFord Touch, which offers consumers a wide range of connected information and entertainment experiences including music and multi-media services, hands-free telephony, Internet-enabled applications, language services, news and navigation.

Since the opening of the Competency Center in mid-2010, BSQUARE has logged over 10 million simulated miles in a stability lab that is part of the Competency Center. The expansion and extension of the Competency Center means BSQUARE will continue driving improvement intitiatives, providing real-time, real-world insights about MyFord Touch performance—actionable information that is also integrated into development and manufacturing processes for IVI solutions.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products, engineering services, solutions and automated testing for smart, connected devices. With deep technical knowledge of mobile and embedded technologies, BSQUARE enables device makers to develop and ship best in class products. Since 1994, BSQUARE has provided satisfied customers with innovative software solutions allowing them to get to market faster with reduced risk and cost. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the impact of or results from an expansion of the Competency Center with Ford and statements indicating expectations for continued or new business with Ford or other automotive customers. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationship with Ford; risks, uncertainties and changes in our financial condition; and our ability to execute the Competency Center and perform or comply with our contractual commitments to Ford. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

BSQUARE Contact:	Investors Contact:
Diana Hoffman	Brett Maas
BSQUARE Corporation	Hayden IR
1.425.519.5273	1.646.536.7331
dianah@bsquare.com	Brett@haydenir.com

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